EXHIBIT 99.1 NEWS RELEASE

MICROCHIP CONTACTS:	SMSC CONTACT:
J. Eric Bjornholt - CFO(480) 792-7804 Gordon Parnell - Vice President of Business Development and Investor Relations.......(480) 792-7374	Carolynne Borders - Vice President, Corporate Communications and Investor Relations (631) 435-6626

Microchip Technology and SMSC Announce
the Acquisition of SMSC by Microchip Technology
Acquisition Will Expand Microchip’s Smart Connectivity Solutions for Embedded Markets

Chandler, Arizona and Hauppauge, New York, May 2, 2012 — Microchip Technology Incorporated [NASDAQ: MCHP], a leading provider of microcontroller, analog and Flash-IP solutions, and Standard Microsystems Corporation [NASDAQ: SMSC] today announced that Microchip has signed a definitive agreement to acquire Standard Microsystems Corporation (“SMSC”) for $37.00 per share in cash, which represents a total equity value of about $939 million, and a total enterprise value of about $766 million, after excluding SMSC’s cash and investments on its balance sheet of approximately $173 million. The acquisition has been approved by the Boards of Directors of each company and is expected to close in the third quarter of calendar 2012, subject to approval by SMSC stockholders, regulatory approvals and other customary closing conditions.

“We believe SMSC’s smart mixed-signal connectivity solutions aimed at embedded applications are an ideal complement to Microchip’s embedded control business,” said Steve Sanghi, Microchip’s President and CEO. “This acquisition will expand Microchip’s range of solutions as SMSC contributes exciting new products and capabilities in the automotive, industrial, computing, consumer and wireless audio markets, significantly extending our served available market.”

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Microchip Technology and SMSC
Announce Acquisition of
SMSC by Microchip

“We are excited by the strategic possibilities presented by this acquisition,” continued Mr. Sanghi. “SMSC in its most recent fiscal year ending February 29, 2012 reported net sales of $412 million, non-GAAP gross margin of 54.4% of sales, and non-GAAP operating profit of 12% of sales. We expect this acquisition will be accretive to Microchip’s non-GAAP earnings in the first full quarter after completion of the acquisition. We look forward to completing this transaction in the third calendar quarter of 2012.”

“This transaction represents a compelling opportunity for SMSC employees, customers and stockholders by combining the leading market position and world class operational excellence of
Microchip Technology with the world class smart mixed-signal connectivity solutions from SMSC,” said Christine King, President and CEO of SMSC. “We are pleased to become part of Microchip Technology, a premier company in the semiconductor industry.”

Conference Call Information:

Microchip will host a conference call today, May 2, 2012 at 9:30 a.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 10, 2012.

A telephonic replay of the conference call will be available at approximately 12:00 p.m. (Eastern Time) on May 2, 2012 and will remain available until 5:00 p.m. (Eastern Time) on May 10, 2012. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 2069664.

Microchip will also host a conference call today, May 2, 2012 at 8:30 a.m. (Eastern Time) to discuss its Fourth Quarter and Fiscal 2012 financial results. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 10, 2012. A telephonic replay of the financial results conference call will be available at approximately 11:00 a.m. (Eastern Time) on May 1, 2012 and will remain available until 5:00 p.m. (Eastern Time) on May 10, 2012.

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Microchip Technology and SMSC
Announce Acquisition of
SMSC by Microchip

Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 8885745.

Forward-Looking Statements

The statements in this release relating to expanding Microchip’s smart connectivity solutions, expecting to close the acquisition in the third quarter of calendar 2012, SMSC’s solutions being an ideal complement to Microchip’s embedded control business, expanding Microchip’s range of solutions, SMSC contributing exciting new products and capabilities, significantly extending Microchip’s served available market, Microchip being excited about the strategic possibilities of the acquisition, Microchip’s expectation that the transaction will be accretive in the first full quarter after completion of the acquisition, and the transaction being a compelling opportunity for SMSC employees, customers and stockholders, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of business, economic, legal and other risks that are inherently uncertain and difficult to predict, including, but not limited to: the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement (including obtaining regulatory clearances in the U.S. and other jurisdictions), any termination of the acquisition agreement, changes in demand or market acceptance of SMSC’s products and the products of its customers, changes in demand or market acceptance of Microchip’s products and the products of its customers; competitive developments; the costs and outcome of any current or future litigation involving Microchip, SMSC or the acquisition transaction; the effect of the acquisition on Microchip’s and SMSC’s existing relationships with customers and vendors and their operating results and businesses; the progress and costs of development of Microchip and SMSC products and the timing and market acceptance of those new products; Microchip’s ability to successfully integrate SMSC’s operations and employees and retain key employees; and general economic, industry or political conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to the SEC filings of Microchip and SMSC including those on Forms 10-K and

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Microchip Technology and SMSC
Announce Acquisition of
SMSC by Microchip

10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com), at SMSC’s website (www.smsc.com) (as applicable) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip and SMSC are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date such statements are made. Neither Microchip nor SMSC undertakes any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 2, 2012 press release, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

SMSC intends to file a proxy statement in connection with the acquisition transaction. Investors and securityholders are urged to read the proxy statement when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. Microchip, SMSC and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SMSC in connection with the acquisition transaction. Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Microchip is also included in Microchip's proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on July 11, 2011. Additional information regarding the directors and executive officers of SMSC is also included in SMSC’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on June 14, 2011. These documents are available free of charge at the SEC's web site at www.sec.gov and as described above.

Microchip Technology and SMSC
Announce Acquisition of
SMSC by Microchip

About SMSC
SMSC (NASDAQ: SMSC) is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in automobiles, consumer devices, PCs and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® and JukeBlox® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch® capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.

About Microchip Technology
Microchip Technology Inc. (NASDAQ: MCHP) is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at http://www.microchip.com.

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Note: The Microchip name and logo, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. SMSC, MOST, Kleer, RightTouch and JukeBlox are registered trademarks and Smart Mixed-Signal Connectivity is a trademark of Standard Microsystems Corporation. All other trademarks mentioned herein are the property of their respective companies.

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